SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 8, 2006

CABLEVISION SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

No. 1-14764	No. 11-3415180
(Commission File Number)	(IRS Employer Identification Number)

CSC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

No. 1-9046	No. 11-2776686
(Commission File Number)	(IRS Employer Identification Number)

1111 Stewart Avenue, Bethpage, New York 11714
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(516) 803-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
ITEM 8.01	OTHER EVENTS.

        On October 8, 2006, Cablevision Systems Corporation (“Cablevision”) received a letter from Charles F. Dolan and James L. Dolan, on behalf of members of the Dolan Family Group, proposing to acquire, at a purchase price of $27.00 per share in cash, all of the outstanding shares of common stock of Cablevision, except for the shares held by the Dolan Family Group. A copy of the letter from the Dolan Family Group is attached hereto as Exhibit 99.1.

        On October 9, 2006, Cablevision’s Board of Directors appointed a special transaction committee, which consists of Thomas V. Reifenheiser and Vice Admiral John R. Ryan USN (Ret.), to evaluate and act on the proposal from the Dolan Family Group. The special transaction committee intends to proceed in a deliberate and timely manner. There can be no assurance that any agreement on financial and other terms satisfactory to the special transaction committee will result from the committee’s evaluation or negotiation of the proposal or that any corporate transaction recommended by the special transaction committee will be completed.

        The special transaction committee has retained Willkie Farr & Gallagher LLP as its legal counsel and intends to retain financial advisors to assist it in its review of the proposal.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

99.1	Letter, dated October 8, 2006, from Charles F. Dolan and James L. Dolan, on behalf of members of the Dolan Family Group, to Cablevision Systems Corporation.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION
By:	/s/ Michael P. Huseby

	Name: Title:	Michael P. Huseby Executive Vice President and Chief Financial Officer

Dated: October 9, 2006

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSC HOLDINGS, INC.
By:	/s/ Michael P. Huseby

	Name: Title:	Michael P. Huseby Executive Vice President and Chief Financial Officer

Dated: October 9, 2006

3